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                                                                  Exhibit 24(a)

                                    Consent of Joseph Decosimo and Company, LLP


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                                                                   EXHIBIT 24(a)

                    Consent of Independent Public Accountants



        We hereby consent to the inclusion in this Registration Statement on Form S-4 of our report dated February 10, 1997, with respect to the consolidated financial statements of East Ridge Bancshares, Inc. and Subsidiary included in the Registration Statement. We also consent to the reference to our firm under the caption "Experts."


                                                Joseph Decosimo and Company, LLP


Chattanooga, Tennessee
July 10, 1997